Exhibit 5

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, Illinois 60606

April 21, 2020

Constellation Brands, Inc.

207 High Point Drive

Building 100

Victor, New York 14564

Re:	Registration Statement on Form S-3 filed on April 21, 2020

Ladies and Gentlemen:

We have acted as counsel to Constellation Brands, Inc. (the “Company”) in connection with the filing of the above-referenced Registration Statement, on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of an indeterminate amount of (i) its debt securities (“Debt Securities”) issuable pursuant to the indenture filed as an exhibit to the Registration Statement (the “Indenture”); (ii) shares of its Preferred Stock (the “Preferred Stock”), par value $.01 per share, which may be represented by depositary shares (the “Depositary Shares”); (iii) shares of its Class A Common Stock, par value $.01 per share (the “Common Stock”); warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (the “Warrants”), purchase contracts (“Purchase Contracts”) and purchase units (the “Purchase Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Purchase Contracts, the “Securities”). The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinion expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors (the “Board”) of the Company consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Restated Certificate of Incorporation, as amended (the “Certificate”) and applicable Delaware law. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. When the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee thereunder (the “Trustee”), and (c) when delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

2. When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

3. When the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such Depositary Shares.

4. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

5. When the Warrants to purchase Securities have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants to purchase Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

6. With respect to Stock Purchase Contracts, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Stock Purchase Contracts will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

7. With respect to Purchase Units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Stock Purchase Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the Indenture, as the case may be, (ii) that such deposit agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the Indenture, as the case may be.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States federal law, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP